Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Advanced Series Trust of our report dated February 15, 2022, relating to the financial statements and financial highlights, which appears in AST International Value Portfolio’s Annual Report, AST J.P. Morgan International Equity Portfolio’s Annual Report and AST International Growth Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021, of our report dated February 24, 2022, relating to the financial statements and financial highlights, which appears in AST QMA International Core Equity Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021 and of our report dated February 17, 2022, relating to the financial statements and financial highlights, which appears in The Prudential Series Fund – PSF International Growth Portfolio’s Annual Report on Form N-CSR for the year ended December 31, 2021, a portfolio of The Prudential Series Fund. We also consent to the references to us under the headings “Financial Highlights” and “Form of Plan of Reorganization” in such Registration Statement, and to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Registration Statement dated April 25, 2022 for Advanced Series Trust and in the Registration Statement dated April 25, 2022 for The Prudential Series Fund, which are also incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 21, 2022